Exhibit 99.1

Schedule of Consolidated Balance Sheets Line Item Reclassifications

The effects of the reclassifications as disclosed under Item 4.02 are below:

	As of June 30, 2007
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$19,361	$(16,700)	$2,661
Marketable securities	—	16,700	16,700

	As of March 31, 2007
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$18,088	$(15,700)	$2,388
Marketable securities	—	15,700	15,700

	As of December 31, 2006
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$15,182	$(11,300)	$3,882
Marketable securities	—	11,300	11,300

	As of September 30, 2006
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$12,627	$(10,300)	$2,327
Marketable securities	—	10,300	10,300

	As of June 30, 2006
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$16,292	$(13,100)	$3,192
Marketable securities	—	13,100	13,100

	As of March 31, 2006
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$16,708	$(13,400)	$3,308
Marketable securities	—	13,400	13,400

	As of December 31, 2005
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$15,821	$(13,900)	$1,921
Marketable securities	—	13,900	13,900

	As of September 30, 2005
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$19,429	$(18,300)	$1,129
Marketable securities	—	18,300	18,300

	As of June 30, 2005
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$16,666	$(13,000)	$3,666
Marketable securities	—	13,000	13,000

	As of March 31, 2005
	As Reported	Reclassification	As Restated

Cash and cash equivalents	$15,123	$(8,000)	$7,123
Marketable securities	2,491	8,000	10,491